SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2004

Transkaryotic Therapies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-21481	04-3027191
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-0200

(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure.

On May 26, 2004, the United States District Court for the District of Massachusetts (the “Court”) issued a Memorandum of Decision and Order (“Order”), denying in part and granting in part Transkaryotic Therapies Inc.’s (“TKT” or “the Company”) motion to dismiss the purported class action lawsuit filed in the Court entitled In re Transkaryotic Therapies Inc., Securities Litigation, C.A. No. 03-10165-RWZ.

As previously disclosed, the complaint, as amended and filed in July 2003, alleges securities fraud during the period from January 4, 2001 through January 10, 2003. The amended complaint alleges that the defendants made false and misleading statements and failed to disclose material information concerning the status and progress for obtaining United States marketing approval of Replagal, the Company’s product for the treatment of Fabry disease, during that period.  The amended complaint asserts claims against the Company; Richard Selden, the Company’s former Chief Executive Officer; Daniel Geffken, the Company’s former Chief Financial Officer; Walter Gilbert, Jonathan S. Leff, Rodman W. Moorhead, III, and Wayne P. Yetter, members of the Company’s board of directors; William R. Miller and James E. Thomas, former members of the Company’s board of directors; and SG Cowen Securities Corporation, Deutsche Bank Securities Inc., Pacific Growth Equities, Inc. and Leerink Swann & Company, underwriters of the Company’s common stock in prior public offerings. The amended complaint asserts claims against each of the defendants under Section 11 of the Securities Act of 1933 and against Dr. Selden under Section 15 of the Securities Act; against SG Cowen Securities Corporation, Deutsche Bank Securities, Pacific Growth Equities, Inc., and Leerink Swann & Company under Section 12(a)(2) of the Securities Act; against Dr. Selden and the Company under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder; and against Dr. Selden under Section 20(a) of the Exchange Act.

In its Order, the Court found several allegations against the Company arose out of forward-looking statements protected by the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  The Court dismissed those statements as falling within the PSLRA’s safe harbor provisions, but allowed all other allegations to remain.  The Court has set a scheduling conference in the matter for June 24, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2004	TRANSKARYOTIC THERAPIES, INC.

	By:	/s/Gregory D. Perry
Gregory D. Perry Vice President and Chief Financial Officer